Two Harbors Investment Corp. Second Quarter 2012 Investor Presentation

1 Safe Harbor Statement Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates or the availability of financing, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the inability to acquire mortgage loans or securitize the mortgage loans we acquire, the inability to acquire residential real properties at attractive prices or lease such properties on a profitable basis, the impact of new or modified government mortgage refinance or principal reduction programs, and unanticipated changes in overall market and economic conditions. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Total Stockholder Return Since Inception 2 82% 42% (1) The term “return on book value” means (i) the change in Two Harbors' book value per share at June 30, 2012 as compared to March 31, 2012, plus (ii) dividends declared by Two Harbors in the second quarter of 2012, divided by Two Harbors' book value per share at March 31, 2012. (2) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through September 6, 2012. Total stockholder return is defined as capital gains on stock price including dividends. Source: Bloomberg. (3) “Hybrid mREITs” represent the average total stockholder return of CIM, IVR and MFA calculated for the period October 29, 2009 through September 6, 2012. Source: Bloomberg and TWO’s estimates. (4) “mREITs” represent the average total stockholder return of AGNC, ANH, ARR, CIM, CMO, CYS, HTS, IVR, MFA and NLY calculated for the period October 29, 2009 through September 6, 2012. Source: Bloomberg and TWO’s estimates. (5) “SPXT” represents S&P 500 Total Return Index (SPXT: IND) for the period October 29, 2009 through September 6, 2012. Source: Bloomberg. 85% 95% 105% 115% 125% 135% 145% 155% 10/29/2009 7/29/2010 4/29/2011 1/29/2012 TWO Hybrid mREITs mREITs SPXT We are delivering value to stockholders: ▪ Return on book value of 6.9%1 for the second quarter of 2012. ▪ Total stockholder return since inception of 82%2. 58% 43% 2 3 4 5

Two Harbors’ Competitive Advantages  Disciplined Asset Selection: We perform granular analysis of the loans underlying the RMBS, including loan size, property type, maturity, prepayment characteristics and borrower credit profiles. Similarly, on residential properties we analyze geographical fit, discount to replacement cost and certain property attributes related to size and amenities.  Opportunistic: We deploy capital to opportunities we believe are the best value in the residential mortgage and housing markets.  Hedging: We utilize sophisticated hedging strategies to manage risk, including swaps, swaptions, IOs, IIOs and credit default swaps.  Capture Benefits of Hybrid Model: We seek out opportunities in both the Agency and non- Agency sectors, and believe this diversification allows us to better mitigate risks, including volatility in interest rates, prepayments, and credit risk. 3

4 Opportunity for Two Harbors Market Opportunity Strategy Summary:  The U.S. government is reducing its involvement in the U.S. residential mortgage and housing markets.  Banks are adjusting portfolios due to new regulatory framework for capital and liquidity requirements.  Private capital, such as mortgage-REITs, are essential to fill the void in housing and mortgage sectors.  It will take many years to address all the issues surrounding housing finance and therein lies opportunity for Two Harbors.  The Federal Reserve’s commitment to keep target federal funds rate low until at least late-2014 provides funding visibility. Agency:  Well-positioned to capitalize on reduced competition for Agency assets.  Continued focus on prepayment protected securities. Non-Agency:  Attractive on both an absolute and relative basis.  Fundamentals continue to improve. Business Diversification:  Residential real properties. Total portfolio of approximately $150 million through the end of August 2012.  Asset securitization.

5 Single Family Residential Properties ▪ Two Harbors announced the proposed contribution of its portfolio of single-family rental properties to Silver Bay. The contribution is intended to be part of a larger transaction in which Silver Bay expects to acquire two large portfolios of single-family rental properties while concurrently offering its common stock in an initial public offering. Silver Bay filed a registration statement on Form S-11 with the SEC. ▪ Two Harbors has acquired a total portfolio of approximately 1,370 single-family residential properties, or $150 million, as of the end of August 2012. ▪ Home prices seem to be stabilizing. ▪ Residential real properties is an attractive asset class due to long duration, ability to leverage and potential for home price appreciation and increased rents. Two Harbors historically has targeted properties at significant discount to replacement cost and where absorption metrics are favorable.

6 Portfolio Update ▪ Completed an accretive public stock offering in mid-July for net proceeds of ~$592 million. ― As of August 31, 2012, approximately 90% of capital has been deployed from this offering. The deployment has been focused primarily on Agency securities, in addition to non-Agencies securities and residential real properties to a lesser extent. ― Asset yields on incremental proceeds were generally in-line with our expectations as noted in our second quarter 2012 earnings call. ― Consistent with our expectations, we expect the deployment to be completed within two months of the capital raise. ― We anticipate the aggregate RMBS portfolio to be approximately $15 billion upon completion of deployment. ▪ Book value per common share has increased noticeably in the period between June 30 and August 31, 2012.

Fluid Asset Allocation Drives Performance 7 (1) The second quarter 2012 dividend may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the quarter. (2) Respective yields include inverse interest-only securities (“Agency Derivatives”). Interest income on Agency Derivatives was $6.7 million and $7.6 million for the first and second quarter of 2012, respectively, contributing an additional 0.4% and 0.3% to Agency yields for the first and second quarters of 2012, respectively, and an additional 0.2% to aggregate annualized yields in both periods. (3) Cost of financing RMBS includes interest spread expense associated with the portfolio’s interest rate swaps of $4.7 million and $7.7 million for the first and second quarter of 2012, respectively. Interest spread expense increased cost of financing RMBS by 0.3% for both periods. Targeted Capital Allocation Dividends1 Annualized Yields by Portfolio2 Net Interest Spread $0.40 $0.40 $0.40 $0.40 $0.40 14.9% 18.1% 17.3% 15.8% 15.4% 0.0% 5.0% 10.0% 15.0% 20.0% $- $0.10 $0.20 $0.30 $0.40 $0.50 Q2-2011 Q3-2011 Q4-2011 Q1-2012 Q2-2012 Dividend per Share ($) Dividend Yield (%) 50% 60% 60% 55% 55% 52% 55% 50% 40% 40% 45% 45% 48% 45% 30% 40% 50% 60% Agency Allocation Non-Agency Allocation Q4-2010 Q1-2011 Q2-2011 Q3-2011 Q4-2011 Q1-2012 Q2-2012 4.7% 4.3% 3.5% 3.5% 3.3% 8.8% 9.8% 9.7% 9.7% 9.6% 5.4% 5.5% 4.8% 4.9% 4.6% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Q2-2011 Q3-2011 Q4-2011 Q1-2012 Q2-2012 Agency RMBS Non-Agency RMBS Aggregate Portfolio Two Harbors’ Portfolio Yield Realized Q2-2012 At Jun. 30, 2012 Annualized yield2 4.6% 4.5% Agency2 3.3% 3.3% Non-Agency 9.6% 9.6% Cost of financing3 1.0% 1.0% Net interest spread 3.6% 3.5%

Security Selection Matters

Q2-2012 Portfolio Composition

$11.0 B RMBS Portfolio

Agency Portfolio: $9.0B



Low FICO[6]
4%
Post-2006: Premium & IO
3%
Prepayment Protected
6%
Seasoned[5]
7%
Other Low Loan Balance Pools[4]
11%
HECM[3]
17%
$85K Max Pools[1]
31%
High LTV[2]
21%

Agency Strategy

- Attractive returns with moderate leverage in 6.0x - 7.0x range.
- Intense focus on prepayment stability intended to provide for sustainable yields.
- Stable cash flows make interest rate hedging more effective.
- Portfolio's implied or explicit prepayment protection of 97%.

Non-Agency Portfolio: $2.0B



Alt-A
4%
Prime
1%
Option-ARM
11%
Sub-Prime
84%

Non-Agency Strategy

- Attractive loss-adjusted yields.
- Deeply discounted cost basis of $52.07.
- Improving underlying loan performance: Declining delinquencies, relatively stable housing prices and servicers' actions benefit bond holders.
- Potential benefit from policy actions and housing recovery over time.

(1) Securities collateralized by loans of less than or equal to $85K.
(2) Securities collateralized by loans with greater than or equal to 80% loan-to-value ratio.
(3) Home Equity Conversion Mortgage loans (or "HECM") are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home.
(4) Securities collateralized by loans of less than or equal to $175K, but more than $85K.
(5) Securities collateralized by loans reflecting less prepayment risk due to previously experienced high levels of refinancing.
(6) Securities collateralized by loans held by lower credit borrowers as defined by Fair Isaac Corporation's, or FICO, scoring model.

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9 Sophisticated Risk Management Approach Funding and Liquidity Diversified and Extended Non-Agency Strategy Credit Risk Management Agency Strategy Interest Rate Hedging  Focus on book value protection. Minimal impact to equity for 100 basis points rise in interest rates.  Daily monitoring of interest rate exposures. Multifaceted approach: ― Swaps ― Swaptions ― Interest-only bonds  Highly detailed loan-level analysis.  Stress test to different housing scenarios.  Strong focus on servicer behaviors that may potentially impact cash flows. Ongoing monitoring of deal performance. Minimize downside credit risk, but retain upside optionality. Weighted average days to maturity for RMBS repo borrowings of 86 days.  3-year and 4-year repo lines to fund up to $200 million in non-Agency securities.  Systematic monitoring of daily liquidity.  Strong focus on diversification of counterparty risk with 23 counterparties.  Interest rate swap – U.S. Treasuries position. Note: Data on this slide as of June 30, 2012.

$8.1 $4.2 $0.4 $0 $4 $8 $12 Hedging Tools (Notional Value) Agency Securities (Fair Market Value) Swaps - Notional ($) Swaptions - Notional ($) IOs and IIOs ($) Hedging and Financing Strategy Summary Objective of protecting book value in a rising interest rate environment. Multifaceted hedging approach, including swaps, swaptions and interest-only bonds. Total notional protection in excess of cash bonds.  $8.1 billion notional in swaps1.  Swaptions provide optional protection in a sell-off. Of the $4.2 billion notional, $3.2 billion have expiries of greater than six months. Extended maturity profile of repurchase agreements. Swaps, Swaptions and IOs Hedging and Financing (1) Notional amounts do not include $1.0 billion of notional interest rate swaps economically hedging our trading securities. (2) Does not include repurchase agreements collateralized by U.S. Treasuries of $1.0 billion and mortgage loans held-for-sale of $4.8 million as of June 30, 2012. 10 As of June 30, 2012 Amount ($M) Average Time to Expiration Average Maturity Average Fixed Pay Rate Swaps – Notional $8,135 n/a 2.6 years 0.87% Swaptions – Notional $4,200 4.0 years 8.6 years 3.52% Repurchase Agreements2 $9,436 86 days $12.3 $9.0 1 $Billions

11 Attractive Returns With Lower Risk Attractive & Comparable Dividend Yield1… … With Lower Leverage2… … Less Interest Rate Exposure 3 … … And Less Prepayment Risk 4 3.7x 6.6x 4.3x 7.3x – 2x 4x 6x 8x 5.0% 11.4% 5.6% 17.5% 5.2% 15.9% 5.6% 15.9% – 5% 10% 15% 20% 15.4% 13.6% – 5% 10% 15% 20% Note: All peer financial data on this slide based on available June 30, 2012 financial information as filed with the SEC. Peers include AGNC, ANH, ARR, CIM, CMO, CYS, HTS, IVR, MFA and NLY. (1) Reported second quarter 2012 dividend annualized, divided by closing share price as of June 30, 2012. Dividend data based on peer company press releases. (2) Debt-to-equity defined as total borrowings to fund RMBS securities and Agency derivatives divided by total equity. Q2-2012, Q1-2012 and Q4-2011 data not available for CIM; utilizes Q3-2011 data for comparative purposes. (3) Represents estimated percentage change in equity value for +100bps change in interest rates. Change in equity value is asset change adjusted for leverage. Data not available for CYS and CMO. Q2-2012, Q1-2012 and Q4-2011 data not available for CIM; utilizes Q3-2011 data for comparative purposes. (4) Represents the constant prepayment rate, or CPR, on the Agency RMBS portfolios. Q2-2012, Q1-2012 and Q4-2011 data not available for CIM; utilizes Q3-2011 data for comparative purposes. Q2-2012 TWO Q2-2012 Peer Median TWO Peer Median Superior asset selection and risk management drive returns while taking on less risk. Q3-2011 Q4-2011 Q1-2012 Q2-2012 Q3-2011 Q4-2011 Q1-2012 Q2-2012 Peer Median TWO Q1-2012 Q2-2012 Q1-2012 Q2-2012 (2.3%) (6.2%) (2.3%) (3.6%) (0.9%) (13.6%) (3.1%) (7.5%) (15%) (10%) (5%) – TWO Peer Weighted Average Q3-2011 Q4-2011 Q1-2012 Q2-2012 Q3-2011 Q4-2011 Q1-2012 Q2-2012

12 For further information, please contact: Contact Information Anh Huynh Investor Relations Two Harbors Investment Corp. 212.364.3221 Anh.Huynh@twoharborsinvestment.com July Hugen Investor Relations Two Harbors Investment Corp. 612.629.2514 July.Hugen@twoharborsinvestment.com

Appendix

Agency: Vintage & Prepayment Protection Q1-2012 Q2-2012 $85K Max Pools1 38% 31% High LTV2 11% 21% HECM3 17% 17% Other Low Loan Balance Pools4 10% 11% Seasoned (2005 and prior vintages)5 10% 7% Prepayment protected 7% 6% Low FICO6 4% 4% 2006 & subsequent vintages - Discount -% -% 2006 & subsequent vintages – Premium and IOs 3% 3% 14 Portfolio Composition as of June 30, 2012 Implicit or Explicit Pre-payment Protection Non-Agency: Loan Type Q1-2012 Q2-2012 Sub-Prime 84% 84% Option-ARM 11% 11% Alt-A 4% 4% Prime 1% 1% (1) Securities collateralized by loans of less than or equal to $85K. (2) Securities collateralized by loans with greater than or equal to 80% loan-to-value. (3) Home Equity Conversion Mortgage loans (or “HECM”) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (4) Securities collateralized by loans of less than or equal to $175K, but more than $85K. (5) Securities collateralized by loans reflecting less prepayment risk due to previously experienced high levels of refinancing. (6) Securities collateralized by loans held by lower credit borrowers as defined by Fair Isaac Corporation’s, or FICO, scoring model.

15 Agency Securities as of June 30, 2012 Par Value ($M) Market Value ($M) % of Agency Portfolio Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed ≤ 4.5% $ 4,028 $ 4,381 48.7% $ 4,303 4.1% 9 5.0-6.0% 1,045 1,165 13.0% 1,134 5.4% 35 ≥ 6.5% 106 123 1.4% 121 7.3% 123 $ 5,179 $ 5,669 63.1% $ 5,558 4.4% 17 15-Year Fixed ≤ 4.0% $ 524 $ 556 6.2% $ 520 3.3% 20 ≥ 4.5% 1 1 -% 1 6.8% 96 $ 525 $ 557 6.2% $ 521 3.3% 20 HECM $ 1,345 $ 1,505 16.7% $ 1,454 4.8% 11 Hybrid ARMs 205 222 2.5% 217 4.3% 94 Other-Fixed 572 641 7.1% 620 4.8% 50 IOs and IIOs 3,262 3951 4.4% 395 5.3% 77 Total1 $ 11,088 $ 8,989 100.0% $ 8,765 4.5% 23 (1) Market value of IOs of $118 million and Agency Derivatives of $277 million as of June 30, 2012.

Non-Agency Securities as of June 30, 2012

	Senior Bonds	Mezzanine Bonds	Total P&I Bonds
Portfolio Characteristics			
Carrying Value ($M)	$1,592	$416	$2,008
% of Non-Agency Portfolio	79.3%	20.7%	100.0%
Average Purchase Price[1]	$50.55	$57.91	$52.07
Average Coupon	1.9%	1.2%	1.7%
Collateral Attributes			
Average Loan Age (months)	71	89	75
Average Loan Size ($K)	$251	$176	$236
Average Original Loan-to-Value	78.4%	77.3%	78.2%
Average Original FICO[2]	642	634	640
Current Performance			
60+ day Delinquencies	39.2%	32.4%	37.8%
Average Credit Enhancement[3]	17.1%	33.8%	20.5%
3-Month CPR[4]	1.9%	2.8%	2.1%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine, and total non-Agency RMBS, excluding the company's non-Agency interest-only portfolio, would be $45.17, $54.02, and $46.79, respectively at June 30, 2012.
(2) FICO represents a mortgage industry accepted credit score of a borrower, which was developed by Fair Isaac Corporation.
(3) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(4) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Non-Agency Discount Bond Example

Represents actual bond held in Two Harbors' portfolio as of the filing date of this presentation. Collateral summary and yield analysis scenarios represent the views of Two Harbors and its external manager, PRCM Advisers LLC, and are provided for illustration purposes only and may not represent all assumptions used. Actual results may differ materially.

Discount Subprime Senior Bond - HEAT 2006-3 2A4



Senior Bonds
Sub Bonds
A1 & A2
- Paid off -
A3
39.3%-100%
$22M Current Face
1 Yr WAL1
A4
39.3%-100%
$71M Current Face
7 Yr WAL1
SUBORDINATED BONDS
Absorbs the first 39.3% of losses, after depletion of ongoing excess spread (currently 4.0%).

Security Info

- Pays sequentially after the A3 is fully paid, expected to be in early 2014.
- Receives protection from credit losses from the subordinate bonds and ongoing excess interest.
- Pays a coupon of LIBOR + 0.31%.
- Wells Fargo & SPS as servicers.

Collateral Summary

- Vintages: 2005 - 69%; 2006 - 31%.
- 60+ days delinquent: 35%.
- "Clean" & "Almost Clean"[2]: 29%.
- Severities running in the high 60s.
- MTM LTVs[3]: "Clean" = 101%.
  Delinquent = 116%.
  "12mo LIQ"[4] = 118%.

Yield Analysis

- Market price at 8/15/12: $71.0.

	Upside	Base[5]	Severe Stress
Loss-adjusted yields	**8.2%**	**7.3%**	**4.6%**
Total defaults	61%	67%	71%
Average severity	67%	76%	82%
Prospective deal losses	41%	51%	58%
Bond recovery	100%	99%	79%

(1) "WAL" is defined as weighted average life.
(2) "Clean" is defined as a borrower who has never missed a payment. "Almost Clean" is defined as a borrower who is current and has never been delinquent more than three times for a period greater than 30 days or delinquent one time for a period greater than 60 days.
(3) MTM LTV stands for mark-to-market loan-to-value.
(4) 12mo LIQ represents mark-to-market loan-to-value of loans liquated in the last twelve months.
(5) Base case model assumes a 10% decline in housing prices for the first 12 months, then increases of 2% per year for the remaining life of the bond.

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Financing and Hedging Strategy

Interest Rate Swaps[1]

June 30, 2012

Swaps Maturities	Notional Amounts ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Maturity (Years)
2012	$ 25	0.868%	0.522%	0.48
2013	2,275	0.713%	0.500%	1.06
2014	1,675	0.644%	0.517%	2.07
2015	2,070	1.039%	0.447%	2.87
2016 and after	2,090	1.053%	0.476%	4.28
	$ 8,135	**0.870%**	**0.484%**	**2.55**

Financing

Repurchase Agreements: RMBS and Agency Derivatives[2]	June 30, 2012 Amount ($M)	Percent (%)
Within 30 days	$3,168	33%
30 to 59 days	2,326	25%
60 to 89 days	1,692	18%
90 to 119 days	730	8%
120 to 364 days	1,391	15%
One year and over	129	1%
	$9,436	

Interest Rate Swaptions

June 30, 2012

		Option			Underlying Swap			
Swaption	Expiration	Cost ($M)	Fair Value ($M)	Average Months to Expiration	Notional Amount ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Term (Years)
Payer	< 6 Months	$ 9.5	$ 0	3.38	$ 1,000	2.95%	3M Libor	5.4
Payer	≥ 6 Months	60.8	38.2	48.33	3,200	3.70%	3M Libor	9.6
Total Payer		$ 70.3	$ 38.2	48.33	$ 4,200	3.52%	3M Libor	8.6

(1) Notional amounts do not include $1.0 billion of notional interest rate swaps economically hedging our trading securities.
(2) Does not include repurchase agreements collateralized by U.S. Treasuries of $1.0 billion and mortgage loans held-for-sale of $4.8 million as of June 30, 2012.

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Illustrative Hedging Profile 19 < 0.5% 0.5% – 1.0% > 1.0% Impact to Portfolio Hedging with “Swaps Only” -$5.9 -$4.4 -$2.9 -$1.5 $0.0 $1.5 $2.9 $4.4 $5.9 -$12.0 -$8.0 -$4.0 $0.0 $4.0 $8.0 -200 -150 -100 -50 0 50 100 150 200 G ain s/ L os se s ($ ) Basis Points Total Hedging Gains/Losses FNMA 4.5 Generic Swap Hedging with “swaps only” performs poorly in large rate move Two Harbors’ Hedging Approach TWO’s approach gains more, loses less -$4.3 -$3.3 -$2.3 -$1.2 $0.0 $1.6 $3.3 $5.2 $7.3 -$12.0 -$8.0 -$4.0 $0.0 $4.0 $8.0 -200 -150 -100 -50 0 50 100 150 200 G ain s/ L os se s ($ ) Basis Points Total Hedging Gains/Losses FNMA 4.5 Generic Swap Swaption IO Note: The information on this slide is presented for illustrative purposes only and does not represent Two Harbors’ actual or projected future performance. This slide represents the views of Two Harbors’ management and that of its external manager, PRCM Advisers LLC, and is based on assumptions that may prove to be inaccurate. You should not rely on this information as indicative of future performance as actual results may differ materially. Combination of swaps, swaptions and IOs reduces book value volatility

Two Harbors Team with Deep Securities Experience

Investment Team

Co-Chief Investment Officers

Steven Kuhn

- Also serves as Partner of Pine River Capital Management.
- Goldman Sachs Portfolio Manager from 2002 to 2007; 21 years investing in and trading mortgage backed securities and other fixed income securities for firms including Citadel and Cargill.

William Roth

- Also serves as Partner of Pine River Capital Management.
- 31 years in mortgage securities market, including at Salomon Brothers and Citi; Managing Director in proprietary trading group managing MBS and ABS portfolios.

Substantial RMBS Team

Over 30 Professionals

- Substantial RMBS team consisting of traders, investment analysts and a robust internal research team.
- Leverages proprietary analytical systems.
- Specialized repo funding group.

Executive Officers

Chief Executive Officer

Thomas Siering

- Also serves as Partner of Pine River Capital Management.
- Previously head of Value Investment Group at EBF & Associates; Partner since 1997.
- 31 years of investing and management experience; commenced career at Cargill where he was a founding member of the Financial Markets Department.

Chief Financial Officer

Brad Farrell

- Most recently served as Two Harbors' Controller from 2009 to 2011.
- Previously Vice President and Executive Director of Financial Reporting at GMAC ResCap from 2007 to 2009 and held financial roles at XL Capital Ltd from 2002 to 2007. Began his career with KPMG.

Note: Employee data as of September 1, 2012.

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21 Overview of Pine River Capital Management Global multi-strategy asset management firm providing comprehensive portfolio management, transparency and liquidity to institutional and high net worth investors  Founded June 2002 with offices in New York, London, Beijing, Hong Kong, San Francisco and Minnesota.  Over $10.0 billion assets under management, of which approximately $7.9 billion dedicated to mortgage strategies1. − Experienced manager of non-Agency, Agency and other mortgage related assets. − Demonstrated success in achieving growth and managing scale. Experienced, Cohesive Team2 Established Infrastructure  Fourteen partners with average of 20 years experience.  284 employees, 84 investment professionals.  No senior management turnover.  Historically low attrition.  Strong corporate governance.  Registrations: SEC/NFA (U.S.), FSA (U.K.), SFC (Hong Kong) and SEBI (India).  Proprietary technology.  Global footprint. Minnetonka, MN • London • Beijing • Hong Kong • San Francisco • New York (1) Defined as estimated assets under management as of September 1, 2012, inclusive of Two Harbors. (2) Employee data as of September 1, 2012.